SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX AMERICA ASIA PACIFIC EUROPE	Exhibit 5.1

September 1, 2022

Grove Collaborative Holdings, Inc.
1301 Sansome Street
San Francisco, California 94111

Re:    36,819,457 Shares of Class A Common Stock, $0.0001 par value per share, and 15,287,617 Shares of Class B Common Stock, $0.0001 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) 24,555,528 shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), of the Company which may be issued under the Grove Collaborative Holdings, Inc. 2022 Equity and Incentive Plan (the “2022 Plan”); (ii) 3,274,070 shares of Class A Common Stock which may be issued under the Grove Collaborative Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”); (iii) 8,989,859 shares of Class A Common Stock which may be issued pursuant to the exercise of outstanding stock options under the Grove Collaborative, Inc. 2016 Equity Incentive Plan (the “2016 Plan,” and together with the 2022 Plan and the ESPP, the “Plans”); and (iv) 15,287,617 shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), which may be issued pursuant to the exercise of outstanding stock options under the under 2016 Plan (the aggregate shares of Class A Common Stock and Class B Common Stock to be registered under the Registration Statement, the “Registered Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Certificate of Incorporation, the Company’s Bylaws, the Plans, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plans, and the proposals adopted by the stockholders of the Company relating to the 2022 Plan and the ESPP at the Special Meeting of Stockholders on June 14, 2022.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Grove Collaborative Holdings, Inc.
September 1, 2022

statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to each Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the applicable Plan; and (iii) a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the applicable Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP